Exhibit 10.1

LICENSE AGREEMENT

LICENSE AGREEMENT dated May 22, 2023, by and between Dr. Stanislaw R. Burzynski ("Dr. Burzynski") with offices at 9432 Katy Freeway, Suite 200, Houston, Texas 77055 and Burzynski Research Institute, Inc. (the "Company"), a Delaware corporation with offices located at 9432 Katy Freeway, Suite 200, Houston, Texas 77055.

W I T N E S S E T H :

WHEREAS, Dr. Burzynski owns and controls certain rights, title and interests to patents and patent applications relating to the use of antineoplastons, as well as certain testing procedures to diagnose, treat and evaluate cancer in patients; and

WHEREAS, the Company and Dr. Burzynski desire to enter into a License (“Agreement”) by the terms hereof such that the Company can acquire the Licensed Rights set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.                 For purposes of this Agreement, "Licensed Rights" shall be defined as the Patent Rights and the Technology Rights. The Patent Rights shall be defined as the patents, patent applications and any subsequently issued patents for antineoplastons (“Antineoplastons”) and any testing procedures for Antineoplastons to be set forth on Schedule A hereto as amended from time to time, including any divisions, continuations and continuations-in-part as well as any reexaminations, re-issues, inter partes review of these patent applications and patents issued thereof within the United States and Canada (“Territory”). The Technology Rights shall be defined as the know-how relating to the manufacture, use, sale, and distribution of Antineoplastons and any testing procedures for Antineoplastons within the Territory.

2.                 “Licensed Products and Services” shall be defined as any product, service, procedure or method covered by one or more valid claims within the Patent Rights within the Territory or that rely upon the Technology Rights within the Territory.

3.                 Dr. Burzynski hereby grants to the Company a fully paid-up, exclusive license under the Licensed Rights to make, have made, use, sell, offer for sale, and distribute or otherwise exploit the Licensed Products and Services within the Territory. The Company may grant sublicenses to others worldwide but only to the extent that such sublicense directly supports Company’s activities within the Territory under the Licensed Rights and to exploit the Licensed Products and Services.

4.                 Notwithstanding anything herein contained to the contrary, Dr. Burzynski shall be entitled to manufacture, use, sell, distribute and otherwise exploit Licensed Products and Services in the Territory solely in connection with the treatment of patients in Dr. Burzynski’s medical practice until the date on which the United States Federal Drug Administration approves the sale of Antineoplastons for the treatment of cancer in the United States.

5.                 This Agreement shall continue until the earlier of the expiration of the last patent included within the Licensed Rights or the termination of this Agreement according to the provisions of paragraph 7 hereof.

6.                 During the term of this Agreement, Dr. Burzynski and the Company agree to make available to the other party all research and results thereof, and other information obtained by each party concerning Licensed Products and Services as such relate to the treatment of cancer in compliance with all State and Federal Law regarding patient privacy.

7.                 This Agreement may be terminated by Dr. Burzynski under the following circumstances:

a)                 Bankruptcy Proceedings. Dr. Burzynski may terminate this Agreement in the event the Company files for bankruptcy or is the subject of any proceeding under applicable bankruptcy laws and such proceeding against the Company is not dismissed or discharged within ninety (90) days from the date a petition for bankruptcy is filed.

b)                Removal as Officer/Director. This Agreement may be terminated in the event Dr. Burzynski is removed as the President and/or director of the Company without his consent, except where he has been removed for cause by a court of competent jurisdiction. If Dr. Burzynski is no longer able to serve as the President and/or director of the Company by reason of death or disability, his departure from such offices shall not be deemed to be removal for the purposes of this subparagraph.

c)                 Voting Power. This Agreement may be terminated in the event a person acquires the direct or indirect beneficial ownership of securities of the Company having voting power equal to or greater than the voting power of securities of the Company held directly by Dr. Burzynski or his executors, administrators, successors and heirs; however, this provision shall not apply in the event Dr. Burzynski has made a voluntary transfer or sale of more than 20% of the securities held directly by him. For purposes of this subparagraph, the term "person" shall include a natural person, company, government, or instrumentality of a government and any two or more persons with beneficial ownership and acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, controlling, or disposing of any security of the Company. The term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as such Rule is in effect on the date hereof.

8.                 Dr. Burzynski shall bear all costs for the filing, prosecution, issuance and maintenance of the patents and patent applications included in the Licensed Rights and the Company may prepare, file, and prosecute at its expense any application for a division, continuation, continuation-in-part, or reissue or inter partes review of the patents and patent applications included in the Licensed Rights.

9.                 If a third party infringes on a claim of a patent included in the Licensed Rights, Dr. Burzynski has the sole and exclusive right, but not the obligation, to enforce the Licensed Rights and settle any disputes with third parties without regard and without the consent of Company. If necessary to maintain standing in any enforcement action, Company hereby agrees to join any such enforcement action and to provide reasonable cooperation. If Dr. Burzynski fails to exercise his right under this paragraph 9, the Company may enforce the patents against third party infringers at its own expense. If in a Company initiated enforcement action, Dr. Burzynski is a necessary party to establish standing, then Dr. Burzynski will join as a party at Company’s expense.

10.               This Agreement is not assignable by either party without the express written consent of the other party. Anything herein to the contrary notwithstanding, this Agreement shall inure to the benefit of Dr. Burzynski’s executors, administrators, successors and heirs and the provisions of this Agreement, with the exception of paragraph 7(c) shall be binding upon such executors, administrators, successors and heirs to the same extent that it was binding upon Dr. Burzynski at the time of his death.

11.               This Agreement is to be governed and construed in accordance with the laws of the State of Delaware.

12.               This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements, oral or written, and shall not be changed or terminated orally. There are no understandings, representations or warranties of any kind not expressly set forth herein or incorporated herein by reference.

13.               The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

14.               If any provision of this Agreement shall be deemed invalid or unenforceable, the balance of this Agreement shall remain in effect, and if any provision shall be deemed inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

15.               The Company has full capacity, power and authority to execute, deliver and perform this Agreement. The Company’s execution, delivery and performance of this Agreement has been duly and validly authorized by the Company’s board of directors.

/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski
Dated: May 22, 2023

BURZYNSKI RESEARCH INSTITUTE, INC.

By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski,
President
Dated: May 22, 2023

SCHEDULE A

Country	Serial No.	Patent No.	Filing Date	Title
US	16/622,230	11,607,397	12/12/2019	METHODS FOR THE TREATMENT OF LEPTOMENINGEAL DISEASE
US	17/079,207	11,344,521	10/23/2020	METHODS FOR THE TREATMENT OF LEPTOMENINGEAL DISEASE
CA	3,067,026	N/A	06/11/2018	METHODS FOR THE TREATMENT OF LEPTOMENINGEAL DISEASE
US	15/589,887	10,624,869	05/08/2017	METHODS FOR THE TREATMENT OF RECURRENT GLIOBLASTOMA (RGBM)
CA	3,062,741	N/A	05/07/2018	METHODS FOR THE TREATMENT OF RECURRENT GLIOBLASTOMA (RGBM)
US	16/843,850	11,234,951	04/08/2020	METHODS FOR THE TREATMENT OF GLIOBLASTOMA MULTIFORME
US	17/587,197	N/A	01/28/2022	METHODS FOR THE TREATMENT OF GLIOBLASTOMA MULTIFORME

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